Exhibit 99.1

The Glimpse Group Reports Q1 Fiscal Year 2024 Financial Results

NEW YORK, NY, November 14, 2023 — The Glimpse Group, Inc. (“Glimpse”) (NASDAQ: VRAR, FSE: 9DR), a diversified Immersive Technology platform company providing enterprise-focused Virtual Reality (“VR”), Augmented Reality (“AR”) and Spatial Computing software and services, provided financial results for its first quarter fiscal year 2024 (“Q1 FY’24”).

Business Summary by President & CEO Lyron Bentovim

Q1 FY ‘24 (July 1, 2023 – September 30, 2023) was highlighted by:

●	Q1 FY ‘24 quarterly revenue of approximately $3.1 million, a 7% Q-Q increase compared to Q4 FY ‘23 revenue of approximately $2.9 million and a 22% decrease compared to the record revenue of approximately $3.95 million in Q1 FY ‘23.

●	Over the last month we have continued to make strong progress in our previously detailed strategic shift to Spatial Computing, Cloud and AI driven Immersive software solutions. We also expect to announce significant contracts in the coming months. In parallel, we have been realigning the Company, reducing headcount and investments in non-core areas and working on divesting non-core assets.

●	As previously discussed, we expect Q2 FY ‘24 to have lower revenue as we execute on this plan, but also expect a rebound in Q3 FY ‘24 revenue as we begin to recognize revenue relating to our strategic shift.

●	Gross Margin for Q1 FY ‘24 was approximately 62% compared to 69% for Q1 FY ‘23. We expect our Gross Margins to continue to remain in the 60-70% range, depending on the revenue mix in a quarter and we expect our margins to be at the higher end of the range in the second half of the fiscal year as our strategic shift comes into play.

●	Adjusted EBITDA loss for Q1 FY’24 was approximately $1.29 million, compared to an EBITDA loss of approximately $1.05 million for Q1 FY ‘23, which had a higher revenue base.

●	In the past year, we have reduced headcount by approximately 40% and will continue to do so as part of our strategic plan. This will enable us to, going forward, reach cash flow neutrality at approximately this quarter’s level of annual revenues, excluding growth investments.

●	After the closing of the previously reported registered direct financing (October 3, 2023), the Company’s cash position was in excess of $6.5 million.

●	We continue to maintain a clean capital structure with no debt, no convertible debt and no preferred equity.

Stock Repurchase Plan

●	On November 13, 2023, the Board of Directors authorized the Company to enter into a common share repurchase plan (“Buyback”) of up to $2 million to be utilized during the next three years. We are committed to investing in the growth opportunities in front of us and the operations of the business, and as such, do not anticipate utilizing this plan once it has been put in place. However, we view the Buyback as a strategic tool to potentially be used in case of extraordinary further developments with our stock price.

Q1 FY ‘23 Financial Summary (for full detail of our financial results please refer to our 8K and 10Q filed on 11/14/23)

●	Total revenue for the three months ended September 30, 2023 was approximately $3.10 million compared to approximately $3.95 million for the three months ended September 30, 2022, a decrease of 22%. The decrease reflects a general slowdown in the Immersive technology industry.

●	Gross profit was approximately 62% for the three months ended September 30, 2023 compared to approximately 69% for the three months ended September 30, 2022. The decrease was driven by lower margin project revenue being a greater percentage of total revenue in 2023.

●	Operating expenses for the three months ended September 30, 2023 were approximately $2.09 million compared to $8.17 million for the three months ended September 30, 2022, a decrease of approximately 74%. The decrease is driven by a 2023 gain in the change in fair value of contingent consideration for the S5D and BLI acquisitions in 2023 and reductions in research and development, general and administrative and sales and marketing expenses in 2023.

●	Net loss for the three months ended September 30, 2023 and 2022 was $0.12 million and $5.38 million, respectively, an improvement of 98%. This reflects a reduction in operating expenses and a gain in change in fair value of acquisition contingent consideration.

●	Adjusted EBITDA loss was $1.29 million for the three months ended September 30, 2023 compared to $1.05 million loss for the three months ended September 30, 2022.

●	As of September 30, 2023, the Company had cash and cash equivalents of $3.93 million. On October 3, 2023, the Company received net cash proceeds of $2.98 million ($1.75/share) from a previously announced registered direct financing, which are in addition to the cash and cash equivalent balances at September 30, 2023.

●	The Company has no outstanding corporate debt or preferred equity obligations.

Q1 Fiscal Year 2024 Conference Call and Webcast

Date: Tuesday, November 14, 2023

Time: 4:30 p.m. Eastern time

USA Dial In: 877-545-0320

International: 973-528-0002

Participant Access Code: 115721

Webcast: https://www.webcaster4.com/Webcast/Page/2934/49449

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the webcast will be available through November 14, 2024. A replay of the teleconference will be available through Tuesday, November 28, 2023. To listen, please call USA: 1-877-481-4010 or International: 919-882-2331; Replay Passcode: 49449. A webcast will also be available on the IR section of The Glimpse Group website (ir.theglimpsegroup.com) or by clicking the webcast link above.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR, FSE: 9DR) is a diversified Immersive technology platform company, providing enterprise-focused Virtual Reality, Augmented Reality and Spatial Computing software & services. Glimpse’s unique business model builds scale and a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into this emerging industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

THE GLIMPSE GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	As of September 30, 2023	As of June 30, 2023
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$3,928,836	$5,619,083
Subscription receivable	2,984,001	-
Accounts receivable	1,202,363	1,453,770
Deferred costs/contract assets	156,718	158,552
Prepaid expenses and other current assets	618,367	562,163
Total current assets	8,890,285	7,793,568

Equipment, net	240,676	264,451
Right-of-use assets, net	723,559	627,832
Intangible assets, net	3,402,141	4,284,151
Goodwill	10,857,600	11,236,638
Other assets	73,272	71,767
Total assets	$24,187,533	$24,278,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$425,896	$455,777
Accrued liabilities	405,491	635,616
Accrued non cash performance bonus	525,717	1,041,596
Deferred revenue/contract liabilities	208,514	466,393
Lease liabilities, current portion	426,282	405,948
Contingent consideration for acquisitions, current portion	3,620,015	5,120,791
Total current liabilities	5,611,915	8,126,121

Long term liabilities
Contingent consideration for acquisitions, net of current portion	3,121,100	4,505,000
Lease liabilities, net of current portion	418,280	423,454
Total liabilities	9,151,295	13,054,575
Commitments and contingencies
Stockholders’ Equity
Preferred Stock, par value $0.001 per share, 20 million shares authorized; 0 shares issued and outstanding	-	-
Common Stock, par value $0.001 per share, 300 million shares authorized; 14,812,518 and 14,701,929 issued and outstanding	14,813	14,702
Additional paid-in capital	68,801,845	67,854,108
Common stock subscribed but unissued	2,984,001	-
Accumulated deficit	(56,764,421)	(56,644,978)
Total stockholders’ equity	15,036,238	11,223,832
Total liabilities and stockholders’ equity	$24,187,533	$24,278,407

THE GLIMPSE GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	September 30,
	2023	2022
Revenue
Software services	$3,012,071	$3,862,514
Software license/software as a service	92,809	88,510
Total Revenue	3,104,880	3,951,024
Cost of goods sold	1,181,509	1,214,597
Gross Profit	1,923,371	2,736,427
Operating expenses:
Research and development expenses	1,680,787	2,002,379
General and administrative expenses	1,096,042	1,375,325
Sales and marketing expenses	813,742	1,744,239
Amortization of acquisition intangible assets	368,120	443,967
Intangible asset impairment (inclusive of $379,038 goodwill impairment)	892,929	-
Change in fair value of acquisition contingent consideration	(2,757,530)	2,603,398
Total operating expenses	2,094,090	8,169,308
Loss from operations before other income	(170,719)	(5,432,881)

Other income
Interest income	51,276	50,154
Net Loss	$(119,443)	$(5,382,727)

Basic and diluted net loss per share	$(0.01)	$(0.40)

Weighted-average shares used to compute basic and diluted net loss per share	14,730,386	13,317,188

THE GLIMPSE GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(119,443)	$(5,382,727)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	398,923	477,016
Common stock and stock option based compensation for employees and board of directors	666,620	973,350
Accrued non cash performance bonus fair value adjustment	(388,734)	-
Acquisition contingent consideration fair value adjustment	(2,757,530)	2,603,398
Impairment of intangible assets	892,929	-
Issuance of common stock to vendors as compensation	26,936	-
Adjustment to operating lease right-of-use assets and liabilities	(80,566)	-

Changes in operating assets and liabilities:
Accounts receivable	251,407	357,563
Deferred costs/contract assets	1,834	323,083
Prepaid expenses and other current assets	(56,204)	(180,212)
Other assets	(1,505)	6,135
Accounts payable	(29,881)	(525,673)
Accrued liabilities	(230,124)	(77,241)
Deferred revenue/contract liabilities	(257,879)	(1,653,711)
Net cash used in operating activities	(1,683,217)	(3,079,019)
Cash flow from investing activities:
Purchases of equipment	(7,030)	(83,765)
Acquisitions, net of cash acquired	-	(2,478,756)
Purchase of investments	-	(3,290)
Net cash used in investing activities	(7,030)	(2,565,811)
Cash flows provided by financing activities:
Proceeds from exercise of stock options	-	39,915

Net change in cash, cash equivalents and restricted cash	(1,690,247)	(5,604,915)
Cash, cash equivalents and restricted cash, beginning of year	5,619,083	18,249,666
Cash, cash equivalents and restricted cash, end of period	$3,928,836	$12,644,751
Non-cash Investing and Financing activities:

Common stock subscription receivable	$2,984,001	$-
Issuance of common stock for satisfaction of contingent liability	$127,145	$-
Issuance of common stock for non cash performance bonus	$127,145	$-
Lease liabilities arising from right-of-use assets	$113,182	$1,155,769
Common stock issued for acquisition	$-	$2,846,144
Contingent acquisition consideration liability recorded at closing	$-	$6,139,000
Issuance of common stock for satisfaction of contingent liability, net of note extinguishment	$-	$318,571
Extinguishment of note receivable for satisfaction of contingent liability	$-	$250,000

The following table presents a reconciliation of net loss to Adjusted EBITDA for the three months ended September 30, 2023 and 2022 (in $ million):

	For the Three Months Ended
	September 30,
	2023	2022
	(in millions)
Net loss	$(0.12)	$(5.38)
Depreciation and amortization	0.40	0.48
EBITDA income (loss)	0.28	(4.90)
Stock based compensation and vendor expenses	0.69	0.97
Change in fair value of acquisition contingent consideration	(2.76)	2.61
Change in fair value of accrued performance bonus	(0.39)	-
Intangible asset impairment	0.89	-
Acquisition expenses	-	0.27
Adjusted EBITDA loss	$(1.29)	$(1.05)